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                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                          ACKERLEY COMMUNICATIONS, INC.

     ACKERLEY COMMUNICATIONS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

     1. That the Board of Directors of the Corporation, by unanimous written consent dated August 10, 1996, adopted resolutions setting forth a proposed amendment to Article First of the Certificate of Incorporation of the Corporation (the "Amendment"), declaring said Amendment to be advisable and calling for its submission to those shareholders of the Corporation of record on August 15, 1996 (the "Shareholders"). The Amendment approved by resolution by the Board of Directors is as follows:

          FIRST:  The name of the Corporation is The Ackerley Group, Inc.

     2. That pursuant to such resolutions of the Board of Directors, Shareholders holding a majority of the outstanding stock entitled to vote have voted in favor of the Amendment by written consent to action of shareholders in lieu of a meeting pursuant to Section 228 of the General Corporation Law of the State of Delaware.

     3. That the Corporation provided written notice of the adoption of the Amendment to those Shareholders who did not consent in writing to the adoption of the Amendment in accordance with Section 228(d) of the General Corporation Law of the State of Delaware.

     4. That the aforesaid amendment was duly adopted in accordance with the provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, Ackerley Communications, Inc. has caused this certificate to be signed by William N. Ackerley, President, and attested by Denis M. Curley, Secretary, this 1st day of October, 1996.

                              ACKERLEY COMMUNICATIONS, INC.


                              By: /s/ William N. Ackerley
                                  -----------------------
                                  William N. Ackerley, President

Attest:


/s/ Denis M. Curley
-------------------
Denis M. Curley, Secretary